December 10, 2019 Scott Murphy Dear Scott, On behalf of Dunkin’ Brands, Inc. (“Dunkin’ Brands” or the “Company”), I am pleased to offer you the position of President, Dunkin' Americas reporting to David Hoffmann, Chief Executive Officer, Dunkin' Brands, Inc. The additional terms of this offer are set forth below. Start Date Your start date will be December 1, 2019. Cash Compensation Base Salary You will be paid $23,076.92 on a bi-weekly basis, less applicable payroll deductions and withholdings, in accordance with Dunkin’ Brands’ standard payroll practices for salaried employees. This equates to $600,000 on an annualized basis. Your base salary will be reviewed annually at the beginning of each calendar year based on market competitiveness and performance and may be adjusted at that time. You will next be eligible to be considered for an increase in 2021. Short-Term Incentive You continue to be eligible to participate in the FY-2019 Dunkin’ Brands’ Short-Term Incentive Plan (STI). Your annual incentive is targeted at 75% of your base salary earnings, prorated based on your start date in the position. The actual percentage of your Award is discretionary and will be based on the terms of the STI Plan as they exist at any given time, which generally take into account Company performance and your individual job performance, including your ability to meet established goals and objectives. Your participation letter, as well as the Plan Document which governs the terms of the Plan, will be provided to you under separate cover. Other Compensation Long Term Incentive As President, Dunkin’ Americas, you will be eligible to participate in our Long-Term Incentive Plan. All long-term incentive grants are scheduled to be made during the first quarter following the applicable calendar year. For calendar year 2020, you will receive a grant with an approximate fair value of $800,000. In 2021 and beyond, any future grants will be based on Company performance, individual performance and management discretion. All grants are subject to Board Compensation Committee approval, the terms of the Long-Term Incentive Plan, the applicable award agreement and Dunkin’ Brands Stock Ownership Guidelines which require you to maintain a percentage of ownership of the Company over a period of time. These documents will be provided to you under separate cover at the time a grant is made. 130 Royall Street, Canton, MA 02021

Benefits There will be no change in your company-provided benefits at this time, subject to your benefits election for 2020. Severance In the event that Dunkin’ Brands terminates your employment other than for "Cause", as defined herein, you will be eligible for severance of up to twelve (12) months of your then-current base salary compensation, subject to the date you obtain re-employment which, in the sole opinion of the Company, is a reasonably comparable position. Severance payments shall be expressly conditioned upon your execution, delivery and non-revocation of a severance agreement and full release of claims in a form acceptable to the Company. Severance is payable at the same time and in the same manner as Dunkin’ Brands’ regular payroll, commencing upon the first scheduled payroll date following the date such release is executed and no longer subject to revocation and in no event later than 60 days from the date of termination. “Cause” is defined as a material breach of any agreement you have with the Company or any policy of the Company; fraud; nonfeasance or misfeasance (other than as a result of illness or disability) in your duties to Dunkin’ Brands; conduct that is not in the best interest of, or is injurious to, Dunkin’ Brands; acts of dishonesty in connection with the performance of your duties; or conviction of a felony or crime involving falsehood or moral turpitude. Without our receipt and your non-revocation of a full release of claims, you will not be entitled to the aforementioned severance. You shall not be entitled to severance in the event that you voluntarily resign or retire. Any payments pursuant to this paragraph are subject to applicable tax and legally required withholdings, are intended to comply with, or be exempt from, the requirements of Section 409A of the Internal Revenue Code of 1986, as amended ("Section 409A"), and shall be construed and administered accordingly; provided, that in no event shall the Company be liable by reason of any failure of any such payment to comply with Section 409A or the requirements for exemption from Section 409A. Period of Employment Your employment with Dunkin’ Brands will continue to be at will, meaning that this offer of employment does not constitute a contract of employment. If employed, you may elect to resign at any time and Dunkin’ Brands may elect to terminate your employment at any time for any reason, with or without cause or advance notice. This at will employment relationship cannot be changed by any statement, promise, policy or course of conduct, except by a document in writing signed by you and an appropriate Company officer. Data Transfer By signing this offer letter and accepting employment at Dunkin' Brands you hereby give your consent to Dunkin’ Brands and/or its parent or any affiliate to collect, transmit, store and process certain information, including information that is personally identifying or sensitive to you or about you (“Personal Data”) as set forth herein and for all purposes relating to your employment, including without limitation: administering and maintaining personnel records; employment-related communication; paying and reviewing salary and other remuneration and benefits; providing and administering benefits (including if relevant, pension and medical insurance); undertaking training, performance appraisals and evaluations; maintaining sickness and other absence records; making decisions as to your fitness for work; fraud prevention; providing references and information to future employers, if applicable, and if necessary, governmental and quasi-governmental bodies, taxing authorities; providing information to future purchasers of the Company or of the business in which you work, or making disclosures to a third party on or in connection with the outsourcing or sale of some or all of the Company’s business; transferring information concerning you to a country or territory outside the US; administering the Company’s business; and/or the Company’s operational or HR planning purposes. Personal Data shall include information submitted during your application, related to your employment, or collected or updated during your employment relationship (e.g. name, address, bank account data, telephone number, private email address, age, sex, marriage status, place of birth, degrees, certificates, education, past engagements, application picture, employee ID, worked hours, sick reports, wage, bonus payments, 130 Royall Street, Canton, MA 02021 financial information, employment picture, performance criteria, and/or performance evaluations); and/or personally identifying or sensitive information about you. The persons who may have access to Personal Data may include: employees of Dunkin’ Brands, its parent or any affiliate as appropriate and necessary for the proper performance of their duties of employment; Dunkin’ Brands’ outsourcers and contractors, existing or prospective customers, third party suppliers, and prospective purchasers as necessary and related to the business of Dunkin’ Brands, its parent and any affiliates. Entire Agreement This offer of employment is contingent upon your execution of a new non-compete, non-solicitation and confidentiality agreement. This offer of employment and the non-compete, non-solicitation and confidentiality agreement contain all of the terms of your employment with Dunkin’ Brands and supersede any prior understandings, promises or agreements, whether oral or written, between you and Dunkin’ Brands or anyone acting on its behalf. By signing this offer, you represent and warrant that your employment with Dunkin’ Brands will not violate any agreements, obligations or understandings that you may have with any third party or prior employer. We are pleased to offer you this position with Dunkin’ Brands. To accept the terms above, please sign and date this letter and return it to me. Sincerely, Stephanie Lilak Chief Human Resources Officer Dunkin’ Brands, Inc. I ACCEPT THE ABOVE OFFER OF EMPLOYMENT _______________________________________________ ____________________ Scott Murphy Date cc: David Hoffmann Personnel File 130 Royall Street, Canton, MA 02021